Exhibit (j)(1)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our reports dated November 7, 2003 on The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, and The Gabelli Woodland Small Cap Value Fund which is incorporated by reference, in this Registration Statement (Form N-1A No. 811-06367) of The Gabelli Equity Series Funds, Inc.


                                                       /S/ ERNST & YOUNG LLP

                                                       ERNST & YOUNG LLP


New York, New York
January 28, 2004